UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      May 22, 2008

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                   1-6682                    05-0155090

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  (State of                  (Commission               (IRS Employer

Incorporation)               File Number)           Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                 (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities

    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange

    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of

Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 22, 2008, Brian Goldner became Chief Executive Officer and President of Hasbro, Inc. (“Hasbro” or the “Company”).  Mr. Goldner, age 45, had served as Chief Operating Officer of Hasbro since 2006. Previous to that, Mr. Goldner served as President of Hasbro’s U.S. Toy Segment since 2003. Alfred J. Verrecchia, who was Chief Executive Officer prior to Mr. Goldner’s elevation, became Chairman of Hasbro’s Board of Directors and will remain an employee through the end of 2008.

Upon becoming Chief Executive Officer, Mr. Goldner appointed David D.R. Hargreaves Chief Operating Officer of Hasbro.  In his new role, Mr. Hargreaves will have day-to-day responsibility for the in-market execution of the Company’s sales and marketing strategies around the world, as well as global manufacturing and sourcing operations.  In addition, Mr. Hargreaves will remain Hasbro’s Chief Financial Officer.  Mr. Hargreaves, age 55, previously served as Executive Vice President, Finance and Global Operations and Chief Financial Officer since 2007.  Prior to that, Mr. Hargreaves served as Senior Vice President and Chief Financial Officer since 2001.

In connection with Mr. Goldner’s promotion to Chief Executive Officer and President, Hasbro and Mr. Goldner entered into an Amended and Restated Employment Agreement (the “Agreement”), effective May 22, 2008.

Under the Agreement, Mr. Goldner agrees to serve as the Company’s President and Chief Executive Officer.  The Agreement has an initial three-year term expiring May 21, 2011.  Thereafter the Agreement is automatically extended for additional one-year terms unless either the Company or Mr. Goldner provide notice of the intent not to renew at least 180 days prior to the expiration of the then current term.

Mr. Goldner’s annualized base salary for the remainder of fiscal 2008 was increased to $1,000,000 and Mr. Goldner will be eligible to receive a management incentive plan bonus based on a target of one hundred and twenty-five percent (125%) of his earned base salary for fiscal 2008.  Beginning in 2009 and thereafter, Mr. Goldner’s base salary and management incentive bonus award will be reviewed in accordance with the Company’s compensation policies for senior executives and will be adjusted to the extent, if any, deemed appropriate by the Compensation Committee of the Company’s Board of Directors.

Pursuant to the Agreement, Mr. Goldner was granted 57,787 restricted stock units.  These units will vest in one installment on May 22, 2011, provided that Mr. Goldner remains employed with the Company through that date.  The shares are subject to earlier vesting in certain situations, such as a change in control of the Company or upon the death of Mr. Goldner.

The Agreement provides that Mr. Goldner will participate in the Company’s other benefit programs under the terms which are extended to senior executives.

In the event that Mr. Goldner’s employment is terminated: (A) by the Company for Cause, or at his election for other than Good Reason, the Company will pay Mr. Goldner the compensation and benefits otherwise payable to him through the last day of his actual employment; or (B) due to Mr. Goldner’s death or Disability (as defined in the Agreement) the Company will pay to Mr. Goldner or his estate the compensation which would otherwise have been payable to him up to the end of the month in which the termination occurs, and all of Mr. Goldner’s stock options, shares of restricted stock, restricted stock units and performance share awards shall vest in accordance with their terms.

If Mr. Goldner’s employment is terminated by the Company without Cause, or by Mr. Goldner for Good Reason, and provided that Mr. Goldner complies with the terms of the Company’s severance policy, then (A) Mr. Goldner will be entitled to a severance amount equal to two (2) times Mr. Goldner’s target cash (salary plus bonus) compensation for the fiscal year immediately prior to the year in which the termination occurs, which severance amount shall be payable in eighteen (18) equal monthly installments beginning six months after the date of termination, (B) Mr. Goldner’s life insurance, medical and dental coverage will be continued for two years on the same terms such benefits were provided prior to termination,(C) all of Mr. Goldner’s unvested stock options, and time-based restricted stock and restricted stock units will fully vest and (D) to the extent Mr. Goldner then holds contingent stock performance awards for which the performance period has not been completed, Mr. Goldner will be entitled to the number of shares which would have been earned over the performance period for target performance by the Company, pro-rated for the portion of the applicable performance period completed as of the date of Mr. Goldner’s termination.  If Mr. Goldner begins permissible alternate employment during the severance period and notifies the Company of such employment, he will receive in a lump sum 50% of any remaining severance payments due as severance under the Agreement and his insurance, medical and dental benefits will end.

For purposes of the Agreement “Cause” shall be deemed to exist upon (a) Mr. Goldner’s refusal to perform: (i) his assigned duties for the Company; or (ii) his obligations under the Agreement; (b) conduct of Mr. Goldner involving fraud, gross negligence or willful misconduct or other action which damages the reputation of the Company; (c) Mr. Goldner’s indictment for or conviction of, or the entry of a pleading of guilty or nolo contendere by him to, any crime involving moral turpitude or any felony; (d) Mr. Goldner’s fraud, embezzlement or other intentional misappropriation from the Company; or (e) Mr. Goldner’s material breach of any material policies, rules or regulations of employment which may be adopted or amended from time to time by the Company.  Good Reason means: (a) a material reduction in Mr. Goldner’s base salary or target bonus, without his consent, unless such reduction is due to a generally applicable reduction in the compensation of senior executives, or (b) an organizational change in which Mr. Goldner no longer serves as President and Chief Executive Officer.

The Agreement contains certain post-employment restrictions on Mr. Goldner, including a two-year non-competition agreement.  The Agreement does not modify Mr. Goldner’s existing change in control agreement with the Company, dated March 18, 2000.  In the event of a Change in Control (as defined in the change in control agreement) the benefits payable pursuant to the Agreement will be reduced by any severance benefits payable under the Change in Control Agreement.

Mr. Hargreaves is also party to a change in control agreement with the Company, dated March 18, 2000, in the same form as Mr. Goldner.  The form of change in control agreement has previously been filed as an exhibit to the Company’s filings with the Securities and Exchange Commission.  The change in control agreement comes into effect only upon a “Change of Control,” as defined therein, and continues for three years after such date (the “Employment Period”).

If, during the Employment Period, the executive’s employment with the Company is involuntarily terminated other than for “Cause,” under the change in control agreements the executive is entitled to his (a) average annual salary for the five years preceding the Change of Control plus (b) the greater of (x) the target bonus during the year of termination and (y) the average annual bonus for the five years preceding the Change of Control, in each case multiplied by three.  In addition, the change in control agreement permits the executive to terminate his employment for “Good Reason” at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. “Good Reason” includes diminution of the executive’s responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the change of control agreements.

A copy of the May 22, 2008 press release announcing the promotion of Mr. Goldner to President and Chief Executive Officer and the promotion of Mr. Hargreaves to Chief Operating Officer is furnished as Exhibit 99.1 to this Form 8-K.  In addition, a copy of the Agreement is filed as an exhibit to this Form 8-K.

Item 8.01  Other Events.

The Company’s 2008 Annual Meeting (the “Annual Meeting”) of Shareholders was held on May 22, 2008.  Set forth below are the results of the votes taken at the Annual Meeting.

Of the 139,856,065 shares of the Company’s common stock outstanding as of the close of business on the March 28, 2008 record date, 124,373,374 shares were represented at the meeting.

The Company’s shareholders were voting on two matters at the Annual Meeting.  Those two matters were the election of thirteen directors and the ratification of the selection of KPMG LLP as the independent registered public accounting firm for fiscal 2008.

The thirteen nominees for election to the Board, for one-year terms ending at the 2009 Annual Meeting of Shareholders, were elected by the following votes:

Name

Votes For

Votes Withheld

Basil L. Anderson

122,057,515

2,315,859

Alan R. Batkin

121,110,268

3,263,106

Frank J. Biondi, Jr.

120,889,164

3,484,210

Kenneth A. Bronfin

123,056,335

1,317,039

John M. Connors, Jr.

121,582,338

2,791,036

Michael W.O. Garrett

122,120,578

2,252,796

E. Gordon Gee

122,236,016

2,137,358

Brian Goldner

123,057,511

1,315,863

Jack M. Greenberg

122,225,409

2,147,965

Alan G. Hassenfeld

122,441,402

1,931,972

Edward M. Philip

122,192,254

2,181,120

Paula Stern

122,444,648

1,928,726

Alfred J. Verrecchia

121,148,833

3,224,541

The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2008 by the following vote:

For

Against

Abstain

 119,869,753

    3,346,696

   1,156,925

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

10.1  Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated May 22, 2008.

99.1 Press Release, dated May 22, 2008, of Hasbro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HASBRO, INC.

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                                         (Registrant)

Date: May 27, 2008                By:    /s/ David D.R. Hargreaves

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                                         David D.R. Hargreaves

                                         Chief Operating Officer and

                                         Chief Financial Officer

Hasbro, Inc.

Current Report on Form 8-K

Dated May 27, 2008

Exhibit Index

Exhibit

No.

10.1  Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated May 22, 2008.

99.1

 Press Release, Dated May 22, 2008, of Hasbro, Inc.